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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated October 25, 1995, on our audits of the consolidated financial statements of Sterling Chemicals, Inc., as of September 30, 1994 and 1995 and for each of the three years in the period ended September 30, 1995. We also consent to the reference to our Firm under the caption "Experts."

COOPERS & LYBRAND L.L.P.
Houston, Texas

July 24, 1996